UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2012

Crumbs Bake Shop, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35220	27-1215274
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

110 West 40th Street, Suite 2100, New York, NY	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 221-7105

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Crumbs Bake Shop, Inc. (the “Corporation”) held on June 14, 2012, the stockholders voted on: (i) the election of five director nominees to serve until the 2013 annual meeting of stockholders and until their successors are duly elected and qualified (Proposal 1); (ii) the approval of an amendment to the Corporation’s Equity Incentive Plan to increase by 700,000 the number of shares of common stock that may be issued thereunder (Proposal 2), (iii) the ratification of the appointment of Rothstein Kass as the Corporation’s independent registered public accounting firm for fiscal year 2012 (Proposal 3); and (iv) the authorization of the Board of Directors to adjourn and postpone the annual meeting to a later date or dates if there is no quorum or there are insufficient votes to approve of the proposals (Proposal 4). These matters were submitted to a vote through the solicitation of proxies. The results of the votes are set forth below:

Proposal 1 – Election of Directors:

	For	Withheld	Abstain	Broker Non-Votes
Mark D. Klein	6,446,221	170,607	-	769,609
Frederick G. Kraegel	6,603,581	13,247	-	769,609
Leonard A. Potter	6,602,431	14,397	-	769,609
Andrew J. Moger	6,380,431	236,397	-	769,609
Stephen Z. Fass	6,603,581	13,247	-	769,609

Proposal 2 – Amendment of the Equity Incentive Plan:

For	Against	Abstain	Broker Non-Votes
6,188,717	424,439	3,672	769,609

Proposal 3 – Ratification of the Appointment of Rothstein Kass:

For	Against	Abstain	Broker Non-Votes
7,321,413	41,878	23,146	-

Proposal 4 – Board Authorization to Adjourn or Postpone the Annual Meeting:

For	Against	Abstain	Broker Non-Votes
7,074,063	299,522	12,852	-

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRUMBS BAKE SHOP, INC.

Dated: June 18, 2012	By:	/s/ John D. Ireland
John D. Ireland
Senior Vice President & Chief Financial Officer

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